CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 9, 2010, relating to the financial statements and financial highlights and to the investment portfolios appearing in Item 6 of the Form N-CSR filing of the Global Discovery Fund, the Global Growth Fund, the Global Small Capitalization Fund, the Growth Fund, the International Fund, the New World Fund, the Blue Chip Income and Growth Fund, the Global Growth and Income Fund, the Growth-Income Fund, the International Growth and Income Fund, the Asset Allocation Fund, the Bond Fund, the Global Bond Fund, the High-Income Bond Fund, the U.S. Government/AAA-Rated Securities Fund and the Cash Management Fund (constituting the American Funds Insurance Series), which appear in such Registration Statement.  We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm", and "Prospectuses and reports to shareholders" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
April 26, 2010